UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 29, 2005


                                  JACLYN, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                    1-5863                    22-1432053
          --------                    ------                    ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)              File No.)              Identification No.)

              635 59TH Street
          West New York, New Jersey                                 07093
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(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (201) 868-9400


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.        TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

         On November 29, 2005 Jaclyn, Inc. (the "Company") terminated its 1996 Non-Employee Director Stock Option Plan (the "Plan"). Under the Plan, each non-employee director of the Company in office immediately after each annual meeting of stockholders at which directors were elected, and each non-employee director on the date such person was first elected a director, automatically was granted an option to purchase 2,000 shares of the Company's Common Stock, $1.00 par value per share. Effective upon the termination of the Plan, no further options may be granted under the Plan. Options previously granted under the Plan are not affected by the termination, will remain outstanding and will continue to be governed by the terms and conditions of the Plan and the respective stock option contracts between the Company and the optionees relating to those options.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. Not Applicable.

         (b) Pro Forma Financial Information. Not Applicable.

         (c) Exhibits. None.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 30, 2005                  JACLYN, INC.


                                            By: /s/ Anthony C. Christon
                                                --------------------------------
                                                Anthony C. Christon,
                                                Chief Financial Officer